Exhibit 1.1

Execution Version

May 27, 2021

UNDERWRITING AGREEMENT

WABTEC TRANSPORTATION NETHERLANDS B.V.
€500,000,000 1.25% Senior Notes due 2027

Between

BNP Paribas

Goldman Sachs & Co. LLC

HSBC Continental Europe

and others

(i)

Underwriting Agreement

May 27, 2021

BNP Paribas

Goldman Sachs & Co. LLC

HSBC Continental Europe

As Representatives of the several Underwriters

c/o BNP PARIBAS
16, boulevard des Italiens

75009 Paris

France

c/o GOLDMAN SACHS & CO. LLC
200 West Street
New York, New York 10282

United States

c/o HSBC Continental Europe

38, avenue Kléber

75116 Paris

France

Ladies and Gentlemen:

Introductory. Wabtec Transportation Netherlands B.V., a private limited liability company (besloten vennootschap) organized under the laws of the Netherlands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of €500,000,000 aggregate principal amount of the Company’s 1.25% Senior Notes due 2027 (the “Notes”). The Notes will be guaranteed by Westinghouse Air Brake Technologies Corporation (the “Guarantor”) on an unconditional basis (the “Guarantee” and, together with the Notes, the “Securities”). BNP Paribas, Goldman Sachs & Co. LLC and HSBC Continental Europe have agreed to act as representatives of the several Underwriters (collectively, in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of May 27, 2021 (the “Base Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to the first supplemental indenture, to be dated as of the Closing Date (as defined in Section 2 below), among the Company, the Guarantor and the Trustee (the “Supplemental Indenture”), to the Base Indenture (together with the Base Indenture, the “Indenture”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-256296), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and certain other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Underwriting Agreement (this “Agreement”) is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 1:30 p.m. Eastern Standard Time on May 27, 2021 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or such Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or such Preliminary Prospectus, as the case may be, after the Initial Sale Time.

All references in this Agreement to subsidiaries of the Guarantor shall be deemed to include the Company.

The Company and the Guarantor hereby confirm their respective agreements with the Underwriters as follows:

SECTION 1.         Representations and Warranties of the Company and the Guarantor.

The Company and the Guarantor hereby jointly and severally represent, warrant and covenant to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

(a)           Compliance with Registration Requirements. The Company meets the requirements for use of, and is eligible to use, Form S-3 under the Securities Act. The Company has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the Securities Act of the offering and sale of securities of the Company and the Guarantor, including the Securities. The Company has filed with the Commission a Preliminary Prospectus relating to the Securities, which has previously been furnished to the Underwriters. The Company will file with the Commission the Prospectus relating to the Securities in accordance with Rule 424(b) under the Securities Act. The Prospectus will contain all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any notice objecting to the Company’s use of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to those parts of the Registration Statement that constitute the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)          Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 27, 2021 (the “Preliminary Prospectus”), (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(c)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e)           Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

(g)          Distribution of Offering Material By the Company and the Guarantor; Investor Presentation. The Company and the Guarantor have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or (v) any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof. The Investor Presentation, dated May 25, 2021 (the “Investor Presentation”), when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(j)            Authorization of the Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Supplemental Indenture has been duly authorized by the Company and the Guarantor, and at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor. Assuming the due authorization, execution and delivery thereof by the Trustee, at the Closing Date, the Supplemental Indenture will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)           Authorization of the Notes and the Guarantee. The Notes to be purchased by the Underwriters from the Company will be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and paid for as provided herein, will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(l)            Description of the Notes, the Guarantee and the Indenture. The Notes, the Guarantee and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(m)          Accuracy of Statements. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities,” “Material Dutch Tax Considerations” and “Material U.S. Federal Income Tax Considerations” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(n)           No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) none of the Company, the Guarantor or any of their respective subsidiaries has sustained any material loss or material interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, in each case, of the Guarantor and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(o)           Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the Guarantor’s audited financial statements for the fiscal years ended 2020, 2019 and 2018 included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(p)           Preparation of the Financial Statements. The financial statements of the Guarantor, together with the related notes thereto, incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Guarantor and its subsidiaries, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Exchange Act and the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The summary financial information of the Guarantor included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Guarantor incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. No other financial statements are required to be included in the Registration Statement. The unaudited pro forma consolidated financial information of the transportation business of General Electric Company included in the Guarantor’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 presents fairly, in all material respects, the information shown therein and has been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)           Incorporation and Good Standing of the Guarantor, its Significant Subsidiaries and the Company. Each of the Guarantor, its significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X, the “Significant Subsidiaries”) and the Company has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the jurisdiction of its incorporation or formation and has corporate or other entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of each of the Company and the Guarantor, to enter into and perform its obligations under this Agreement. Each of the Company, each Significant Subsidiary and the Guarantor is duly qualified as a foreign corporation or other entity to transact business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Guarantor and its subsidiaries, considered as one entity or (ii) the ability of the Company and the Guarantor to perform their respective obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture or the Securities (each of (i) and (ii), a “Material Adverse Effect”).

(r)            Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be). All of the issued and outstanding shares of capital stock of each Significant Subsidiary and the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim of any third party (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise disclosed in the Disclosure Package and the Prospectus).

(s)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Guarantor, any of its Significant Subsidiaries or the Company is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter, by-laws or comparable organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Guarantor, any of its Significant Subsidiaries or the Company is a party or by which it or any of them may be bound or to which any of the property or assets of the Guarantor, any of its Significant Subsidiaries or the Company is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor, any of its Significant Subsidiaries or the Company or any of its or their respective properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate have a Material Adverse Effect. The Company’s and the Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate (or equivalent) action and will not result in any Default under the respective articles of incorporation, charter, by-laws or comparable organizational documents of the Guarantor or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its subsidiaries or any of its or their respective properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Guarantor’s execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company or the Guarantor, as applicable, and are in full force and effect under the Securities Act, applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Guarantor or any of its subsidiaries, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any of its subsidiaries.

(t)            No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company or the Guarantor, threatened (i) against or affecting the Guarantor or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Guarantor or any of its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, have a Material Adverse Effect.

(u)           Labor Matters. No material dispute with the employees of the Guarantor or any of its subsidiaries exists, and neither the Company nor the Guarantor is aware of any existing or imminent labor disturbance by the employees of any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, have a Material Adverse Effect.

(v)           Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the knowledge of the Company and the Guarantor, the Guarantor and its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or any of its subsidiaries in, and material to, the conduct of the Company’s or any of its subsidiaries’ respective businesses as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, there is no material infringement by third parties of any of the Guarantor’s or any of its subsidiaries’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the knowledge of the Company or the Guarantor, threatened, against the Guarantor (i) challenging the Guarantor’s or any of its subsidiaries’ rights in or to any of the Intellectual Property of the Guarantor or any of its subsidiaries, (ii) challenging the validity or scope of any Intellectual Property owned by the Guarantor or any of its subsidiaries, or (iii) alleging that the operation of the Guarantor or any its subsidiaries of respective businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company and the Guarantor are unaware of any facts which would form a reasonable basis for any such claim.

(w)          All Necessary Permits, etc. The Company, the Guarantor and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted, and none of the Company, the Guarantor or any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(x)           Title to Properties. The Guarantor and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the applicable financial statements referred to in Section 1(p) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Guarantor or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Guarantor or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Guarantor or such subsidiary.

(y)           Tax Law Compliance. The Guarantor and its subsidiaries have filed all tax returns material to the Guarantor and its subsidiaries, taken as a whole, and required to have been filed through the date of this Agreement and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a failure to make such payments would not, individually or in the aggregate, have a Material Adverse Effect. The Guarantor has made appropriate provisions in the applicable financial statements referred to in Section 1(p) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Guarantor or any of its subsidiaries has not been finally determined.

(z)           Company and Guarantor Not Investment Companies. Each of the Company and the Guarantor is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(aa)         Insurance. The Guarantor and its subsidiaries are insured under policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Guarantor and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Guarantor and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Guarantor or any of its subsidiaries’ under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Guarantor nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor the Guarantor has any reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(bb)        No Price Stabilization or Manipulation. Neither the Company nor the Guarantor has taken, nor will any of them take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(cc)         Related Party Transactions. There are no business relationships or related-party transactions involving the Guarantor or any of its subsidiaries or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

(dd)        No Unlawful Contributions or Other Payments. None of the Guarantor, any of its subsidiaries or, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) or (iii) any other applicable anti-bribery or anti-corruption law, and the Guarantor, its subsidiaries and, to the knowledge of the Company and the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act and any other applicable anti-bribery or anti-corruption law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)         No Conflict with Money Laundering Laws. The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened.

(ff)          No Conflict with OFAC Laws. None of the Guarantor, any of its subsidiaries or, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or representative of the Guarantor or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, the United Kingdom (including Her Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. This representation, warranty and undertaking is made if and to the extent that making it does not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996 or such regulations as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Blocking Regulation”), or any law, regulation or order implementing the UK Blocking Regulation, or any associated applicable anti-boycott laws or regulations to the extent applicable.

(gg)        Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) none of the Guarantor nor any of its subsidiaries in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, polychlorinated biphenyls, asbestos in any form or chlorinated solvents (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Guarantor or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Guarantor or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Guarantor or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability under Environmental Laws, including for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties, arising out of, based on or resulting from the presence, or release into the environment of, or any human exposure to, any Materials of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past, or any other location to which Materials of Environmental Concern were sent by or on behalf of the Guarantor or any of its subsidiaries for treatment or disposal (collectively, “Environmental Claims”), pending or, to the knowledge of the Company or the Guarantor, threatened against the Guarantor or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Guarantor or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company or the Guarantor, there are no past, current or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of, or human exposure to, any Material of Environmental Concern, that reasonably would be expected to result in a violation of or liability under any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Guarantor or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Guarantor or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Guarantor nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary penalties of $300,000 or more.

(hh)        Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Guarantor conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Guarantor and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or the terms of any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Guarantor has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(ii)           ERISA Compliance. The Guarantor and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Guarantor or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Guarantor, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company is a member. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Guarantor or any of its ERISA Affiliates; (ii) no “employee benefit plan” established or maintained by the Guarantor or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); and (iii) neither the Guarantor nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (B) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (C) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Guarantor or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code. “Foreign Pension Plan” means each benefit plan maintained by the Guarantor that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a government authority. Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto, including in respect of any transaction that is prohibited under any applicable law. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no Foreign Pension Plan has any unfunded pension liability, and (ii) neither the Guarantor nor any of its relevant affiliates have incurred or reasonably expects to incur any liabilities related to the failure to make required contributions to, the termination of or the complete or partial withdrawal from any Foreign Pension Plan.

(jj)           Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company, the Guarantor and any of the Company’s or the Guarantor’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)         Internal Controls and Procedures. The Guarantor maintains a system of internal accounting controls over consolidated financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(ll)           Disclosure Controls and Procedures. The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(mm)       FINRA Matters. No (i) officer or director of the Company or the Guarantor, or (ii) beneficial owner of the Company’s or the Guarantor’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA); and the Company meets the definition of “experienced issuer” as defined in FINRA Rule 5110(j)(6) and a FINRA filing is not required in connection with the offering of the Securities.

(nn)        Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(oo)        Cybersecurity. The Guarantor’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as necessary for the operation of the business of the Guarantor and its subsidiaries as currently conducted. The Guarantor and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity and security of all IT Systems and sensitive data (including all personal, personally identifiable, confidential or regulated data, “Sensitive Data”) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, and the Guarantor and its subsidiaries have not had a duty to notify any other person, nor had any incidents under internal review or investigations relating to the same. The Guarantor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.

(pp)        Green Finance Framework. The Green Finance Framework accurately and fairly presents, in all material respects, the Issuer’s guidelines intended to be implemented by the Issuer in connection with the issuance of green bonds.

Any certificate signed by an officer of the Company or the Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2.         Purchase, Sale and Delivery of the Securities.

(a)           The Securities. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 98.867% of the principal amount of the Notes, together with accrued and unpaid interest (if any) thereon, from June 3, 2021, to the Closing Date, payable in each case on the Closing Date.

(b)           The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 (or such other place as may be agreed to by the Company and the Representatives) at 5:00 a.m., New York City time (10:00 a.m., London time), on June 3, 2021, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c)           Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)           Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e)           Delivery of the Securities. On the Closing Date, the Securities shall be registered in the name of the nominee of the common safekeeper (the “Common Safekeeper”) for Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). On the Closing Date, payment for the Securities shall be made by or on behalf of the Underwriters in immediately available funds to the Common Safekeeper, for the account of the Company, against delivery to the Common Safekeeper, for the respective accounts of the several Underwriters, of the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.         Covenants of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, covenant and agree with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including, if requested, exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and also has delivered or will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company and the Guarantor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company and the Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company and the Guarantor will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)           Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

(h)          Clearance and Settlement. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream.

(i)            Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company and the Guarantor shall file, on a timely basis, with the Commission and the New York Stock Exchange (“NYSE”) all reports and documents required to be filed under the Exchange Act.

(j)            Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantor similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities).

(k)           Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l)            Permitted Free Writing Prospectuses. The Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company and the Guarantor consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

(m)          Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n)           Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o)           Filing Fees. The Company and the Guarantor agree to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) under the Securities Act.

(p)           Compliance with Sarbanes-Oxley Act. The Company and the Guarantor will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s and the Guarantor’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q)           No Manipulation of Price. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company and the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.         Payment of Expenses. The Company and the Guarantor agree, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Company’s and the Guarantor’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company and the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Securities for “book-entry” transfer by the clearing systems, (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (x) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.         Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or, to the knowledge of the Company or the Guarantor, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act).

(b)           Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Guarantor, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(c)           Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Guarantor, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(d)           No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)            in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii)           there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus; and

(iii)          there shall not have occurred any downgrading in or withdrawal of, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, the rating accorded any securities of the Company or the Guarantor or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(e)           Opinion of In-house Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of David L. DeNinno, Executive Vice President, General Counsel and Secretary for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(f)            Opinion of Counsel for the Company and the Guarantor. On the Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter of Jones Day, U.S. counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit C.

(g)           Opinion of Local Counsel for the Company and the Guarantor. On the Closing Date, the Representatives shall have received the favorable opinion Jones Day, Dutch counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit D.

(h)           Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received such opinion or opinions and negative assurance letter of White & Case LLP, counsel for the Underwriters, dated as of such Closing Date, as the Representatives may reasonably request.

(i)            Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by (i) in the case of the Company, an authorized officer of the Company and (ii) in the case of the Guarantor, the Chairman of the Board or the Chief Executive Officer or a Vice President of the Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Guarantor, dated as of such Closing Date, to the effect that:

(i)            the Company and the Guarantor have not received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the knowledge of such officers, threatened by the Commission;

(ii)           the Company and the Guarantor have not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)          the representations, warranties and covenants of the Company and the Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv)          the Company and the Guarantor have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)            Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company or the Guarantor at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6.         Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantor agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.         Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8.         Indemnification.

(a)           Indemnification of the Underwriters. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Guarantor), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Investor Presentation, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantor may otherwise have.

(b)           Indemnification of the Company, the Guarantor, and Their Respective Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company or the Guarantor, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or the Guarantor, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company or the Guarantor hereby acknowledge that the only information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first sentence of the third paragraph under “Underwriting” related to the terms of the offering, the fifth sentence of the seventh paragraph under “Underwriting” related to market making and the ninth paragraph under “Underwriting” related to stabilization actions, each in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.         Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantor.

SECTION 10.      Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.      Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Guarantor if at any time (i) trading or quotation in any of the Guarantor’s securities shall have been suspended or limited by the Commission or the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

SECTION 12.      No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the Guarantor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto and no Underwriter has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Guarantor and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Underwriters with respect to the subject matter hereof. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13.      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers, the Guarantor and its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling any Underwriter, the Company, the Guarantor, the officers or employees of the Company, the Guarantor or any person controlling the Company or the Guarantor, as the case may be, or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14.      Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

BNP Paribas

16, boulevard des Italiens

75009 Paris

France

Attention: Fixed Income Syndicate

Email: carly.palmer@bnpparibas.com; mary.chapman@bnpparibas.com;

nicholas.hearn@us.bnpparibas.com

and

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

United States of America

and

HSBC Continental Europe

38, avenue Kléber

75116 Paris

France

Attention: DAJ Global Banking

Email: transaction.management@hsbcib.com

Telephone: +33 1 40 707 70 40

If to the Company or the Guarantor:

Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212
Facsimile: 412-825-1305
Attention: David L. DeNinno

with a copy to:

Jones Day

250 Vesey Street

New York, New York 10028
Facsimile: +1 212 755 7306
Attention: Peter Devlin

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 16.      Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.      The Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 18.      Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

SECTION 19.      Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby appoints the Guarantor at Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, Attention: General Counsel, and the Guarantor hereby accepts such appointment, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court.

SECTION 20.      Trial by Jury. EACH OF THE COMPANY AND THE GUARANTOR (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS, STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 21.      Research Analyst Independence. The Company and the Guarantor acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantor, their respective subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantor by such Underwriters’ investment banking divisions. The Company and the Guarantor acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 22.      Agreement Among Underwriters.

The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives, references to “Settlement Lead Manager” shall be deemed to refer to BNP Paribas and references to “Stabilising Manager” shall be deemed to refer to BNP Paribas. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

SECTION 23.      Contractual Recognition of Bail-In.

(a)            Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, the Company and the Guarantor acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Accordingly, each party to this Agreement acknowledges, accepts, and agrees to be bound by:

(A)          the effect of the exercise of Bail-In Powers by the Relevant BRRD Resolution Authority in relation to any BRRD Liability of any BRRD Party to this Agreement. Without limitation, such exercise may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of a BRRD Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability;

(iv)         the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(B)          the variation of the terms of this Agreement, as deemed necessary by the Relevant BRRD Resolution Authority to give effect to the exercise of Bail-in Powers by the Relevant BRRD Resolution Authority.

(C)         As used in this section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability owed to another party under this Agreement in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any party subject to Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant BRRD Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

(b)           Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, the Company and the Guarantor acknowledge and accept that a UK Bail-in Liability of a UK Bail-in Party arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

Accordingly, each party to this Agreement acknowledges, accepts, and agrees to be bound by:

(A)          the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any UK Bail-in Party to this Agreement. Without limitation, such exercise may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of a UK Bail-in Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

(iii)          the cancellation of the UK Bail-in Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(B)          the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(C)          As used in this section:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability owed to another party under this Agreement in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Party” means an entity in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

SECTION 24.      Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 25.      MIFID II and UK MiFIR Product Governance.

(a)          Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i)      each of Goldman Sachs & Co. LLC, HSBC Continental Europe, BofA Securities Europe SA, Citigroup Global Markets Europe AG and Morgan Stanley Europe SE (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Disclosure Package in connection with the Notes; and

(ii) the Company, the Guarantor and each of the Underwriters (other than those who are (i) a Manufacturer or (ii) not subject to the Product Governance Rules) note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Disclosure Package in connection with the Notes.

(b)          Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)       each of BNP Paribas and Goldman Sachs & Co. LLC (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Disclosure Package in connection with the Notes; and

(ii)       the Company, the Guarantor and each of the Underwriters (other than those who are (i) a UK Manufacturer or (ii) not subject to the UK MiFIR Product Governance Rules) note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Disclosure Package in connection with the Notes.

SECTION 26.      General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Guarantor, their affairs and their businesses in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

WABTEC TRANSPORTATION NETHERLANDS B.V.

By:	/s/ Richard James Frischolz
	Name:	Richard James Frischolz
	Title:	Director

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BNP PARIBAS

By:	/s/ Katie Ahern
Name: Katie Ahern
Title: Authorised Signatory

By:	/s/ Hugh Pryse-Davies
Name: Hugh Pryse-Davies
Title: Authorised Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

HSBC CONTINENTAL EUROPE

By:	/s/ Alexandre Logatchev
Name: Alexandre Logatchev
Title: Mandataire Général/General Proxy

By:	/s/ Jérôme Pellet
Name: Jérôme Pellet
Title: Director Debt Capital Markets

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BOFA SECURITIES EUROPE SA

By:	/s/ Francois Planque
Name: Francois Planque
Title: Authorised Signatory

CITIGROUP GLOBAL MARKETS EUROPE AG

By:	/s/ James Barnard
Name: James Barnard
Title: Delegated Signatory

By:	/s/ Felix Weiss
Name: Felix Weiss
Title: Authorized Signatory

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Xavier Beurtheret
Name: Xavier Beurtheret
Title: Head of French Corp DCM

By:	/s/ Franck Hergault
Name: Franck Hergault
Title: M.D.

J.P. MORGAN AG

By:	/s/ Marc Lewell
Name: Marc Lewell
Title: Managing Director

By:	/s/ Rishik Arya
Name: Rishik Arya
Title: Vice President

SOCIÉTÉ GÉNÉRALE

By:	/s/ Félix Orsini
Name: Félix Orsini
Title: Global Head of Debt Capital Markets

[Signature page to Underwriting Agreement]

MUFG SECURITIES (EUROPE) N.V.

By:	/s/ Yashima Akanuma
Name: Yashima Akanuma
Title: Chief Executive Officer

PNC CAPITAL MARKETS LLC

By:	/s/ Robert W. Thomas
Name: Robert W. Thomas
Title: Managing Director

SCOTIABANK EUROPE PLC

By:	/s/ James Walter
Name: James Walter
Title: Regional Director, Europe Legal

By:	/s/ Cesare Roselli
Name: Cesare Roselli
Title: Managing Director

[Signature page to Underwriting Agreement]

TD GLOBAL FINANCE UNLIMITED COMPANY

By:	/s/ Frances Watson
Name: Frances Watson
Title: Director, Transaction Management Group

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ William J. Carney
Name: William J. Carney
Title: Managing Director

By:	/s/ Vanessa L. Clark
Name: Vanessa L. Clark
Title: Vice President

CITIZENS CAPITAL MARKETS, INC.

By:	/s/ Justin Leazer
Name: Justin Leazer
Title: Vice President

[Signature page to Underwriting Agreement]

HUNTINGTON SECURITIES, INC.

By:	/s/ Jay Clutter
Name: Jay Clutter
Title: Vice President

MORGAN STANLEY EUROPE SE

By:	/s/ Frederick Velten-Jameson
Name: Frederick Velten-Jameson
Title: Executive Director

By:	/s/ Sebastian Mentzen
Name: Sebastian Mentzen
Title: Vice President

WELLS FARGO SECURITIES EUROPE S.A.

By:	/s/ Olivier Gardella
Name: Olivier Gardella
Title: Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE A

Underwriter	Aggregate Principal Amount of Notes to be Purchased
BNP Paribas	€65,000,000
Goldman Sachs & Co. LLC	€65,000,000
HSBC Continental Europe	€65,000,000
BofA Securities Europe SA	€32,500,000
Citigroup Global Markets Europe AG	€32,500,000
Crédit Agricole Corporate and Investment Bank	€32,500,000
J.P. Morgan AG	€32,500,000
Société Générale	€32,500,000
MUFG Securities (Europe) N.V.	€16,250,000
PNC Capital Markets LLC	€16,250,000
Scotiabank Europe plc	€16,250,000
TD Global Finance unlimited company	€16,250,000
Truist Securities, Inc.	€16,250,000
U.S. Bancorp Investments, Inc.	€16,250,000
Citizens Capital Markets, Inc.	€11,250,000
Huntington Securities, Inc.	€11,250,000
Morgan Stanley Europe SE	€11,250,000
Wells Fargo Securities Europe S.A.	€11,250,000
Total	€500,000,000

Annex-I

ANNEX I

Issuer Free Writing Prospectuses

1.	Marketing Announcement dated May 20, 2021.
2.	Final Term Sheet dated May 27, 2021.

Annex-I

ANNEX II

Company Additional Written Communication

1.	Electronic (Netroadshow) road show of the Company relating to the offering of the Securities dated May 25, 2021.

Annex-II

EXHIBIT A

WABTEC TRANSPORTATION NETHERLANDS B.V.

€500,000,000 1.25% Senior Notes due 2027 (the “Notes”)

Fully and Unconditionally Guaranteed by

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Pricing Term Sheet

May 27, 2021

Issuer:	Wabtec Transportation Netherlands B.V.
Legal Entity Identifier:	213800W8WKL7DR8NFE48
Parent Guarantor:	Westinghouse Air Brake Technologies Corporation
Legal Entity Identifier:	06BTX5UWZD0GQ5N5Y745
Anticipated Ratings*:	Moody’s: Ba1 (Stable Outlook) S&P: BBB- (Negative Outlook) Fitch: BBB- (Negative Outlook)
Ranking:	Senior, Unsecured
Offering Format:	SEC Registered
Listing:	Application will be made to list the Notes on the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin, and have the Notes admitted to trading on the Global Exchange Market thereof.
Principal Amount:	€500,000,000
Trade Date:	May 27, 2021
Settlement Date:**	June 3, 2021
Maturity Date:	December 3, 2027
Interest Payment Date:	Annually on December 3, commencing December 3, 2021 (short first coupon)
Coupon (Interest Rate):	1.25%
Price to Public:	99.267%
Yield to Maturity:	1.369%
Spread to Benchmark Bund:	180.2 bps
Benchmark Bund:	DBR 0 11/15/27
Benchmark Bund Price and Yield:	102.84; -0.433%
Spread to Mid Swaps:	150 bps
Mid Swaps Yield:	-0.131%
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Make-Whole Call:	Prior to October 3, 2027 (two months prior to the Maturity Date) at a discount rate of Comparable Government Bond Rate plus 30 basis points
Par Call:	On or after October 3, 2027

Exhibit A-1

Tax Call:	The Issuer may also redeem all, but not less than all, of the Notes in the event of certain tax changes affecting the Notes at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Change of Control Offer to Purchase:	Upon the occurrence of a change of control triggering event, the Issuer will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.
ISIN:	XS2345035963
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Joint Book-Running Managers:	BNP Paribas Goldman Sachs & Co. LLC HSBC Continental Europe
BofA Securities Europe SA Citigroup Global Markets Europe AG Crédit Agricole Corporate and Investment Bank J.P. Morgan AG Société Générale
Senior Co-Managers:	MUFG Securities (Europe) N.V. PNC Capital Markets LLC Scotiabank Europe plc TD Global Finance unlimited company Truist Securities, Inc. U.S. Bancorp Investments, Inc.
Co-Managers:	Citizens Capital Markets, Inc. Huntington Securities, Inc. Morgan Stanley Europe SE Wells Fargo Securities Europe S.A.
Stabilization:	BNP Paribas

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**It is expected that delivery of the Notes will be made against payment therefor on June 3, 2021, which is the fifth Euroclear / Clearstream business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

The Issuer and the Parent Guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer and the Parent Guarantor have filed with the SEC for more complete information about the Issuer, the Parent Guarantor and the offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the Parent Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting BNP Paribas, Fixed Income Syndicate by telephone at 1-800-854-5674; Goldman Sachs & Co. LLC by telephone at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com, and HSBC Continental Europe by telephone at 1-866-811-8049 or by email at transaction.management@hsbcib.com.

Exhibit A-2

MiFID II professionals/ECPs-only – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (RID) has been prepared or not available in the European Economic Area or the United Kingdom.

This pricing term sheet is not a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129.

This pricing term sheet and any other document or materials relating to the issue of the Notes offered hereby is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)); (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order (“high net worth companies, unincorporated associations etc.”); (iii) are outside the United Kingdom; or (iv) are any other persons in the United Kingdom to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing term sheet relates will be engaged in only with, relevant persons. This document is directed only at relevant persons and any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet or any of its contents.

Exhibit A-3